UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 10, 2013

MACK-CALI REALTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-13274	22-3305147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 Thornall Street, Edison, New Jersey, 08837-2206

(Address of Principal Executive Offices) (Zip Code)

(732) 590-1000

(Registrant’s telephone number, including area code)

MACK-CALI REALTY, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-57103	22-3315804
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 Thornall Street, Edison, New Jersey, 08837-2206

(Address of Principal Executive Offices) (Zip Code)

(732) 590-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  On December 10, 2013, the board of directors (the “Board of Directors”) of Mack-Cali Realty Corporation (the “General Partner”), the general partner of Mack-Cali Realty, L.P., approved the recommendations and ratified the determinations of the Executive Compensation and Option Committee of the Board of Directors and authorized the General Partner to:

(1)                                 based upon the Executive Compensation and Option Committee’s evaluation of the General Partner’s performance in 2013:

(a)                                 enter into restricted share award agreements, effective December 10, 2013, with each of Mitchell E. Hersh, Barry Lefkowitz, Roger W. Thomas and Anthony Krug, pursuant to which Messrs. Hersh, Lefkowitz, Thomas and Krug were issued 25,000, 8,000, 4,000 and 6,000 shares of restricted common stock, respectively, pursuant to the General Partner’s 2013 Incentive Stock Plan.  These shares of restricted common stock are fully vested upon issuance and will be subject to a six month restriction prohibiting the restricted common stock from being sold, assigned, transferred, gifted or otherwise disposed of, mortgaged, pledged or otherwise hypothecated;

(b)                                 grant cash bonuses, for fiscal year 2013, to Messrs. Hersh, Lefkowitz, Thomas and Krug of $500,000, $255,000, $120,000 and $250,000, respectively; and

(c)                                  declare that the first and 20% tranche of shares of restricted common stock eligible to vest on January 1, 2014 pursuant to restricted share award agreements dated September 12, 2012 by and between the Company and each of Messrs. Hersh, Lefkowitz and Thomas shall not be vested based upon the Company’s performance in 2013 with respect to the performance criteria previously adopted by the Executive Compensation and Option Committee, and that vesting of such tranche of shares of restricted common stock shall roll-over and be eligible to vest concurrently with the second tranche of the such awards scheduled to vest on January 1, 2015, subject to performance criteria to be adopted by the Executive Compensation and Option Committee in 2014.

(2)                                 fix the annual base salaries of Messrs. Hersh, Lefkowitz, Thomas and Krug at $1,050,000, $420,000, $370,000, and $325,000 respectively, for 2014.

The form of restricted share award agreement between the General Partner and each of its executive officers described in item (1)(a) herein above is filed herewith as Exhibit 10.1.

Item 8.01              Other Events.

On December 10, 2013, the Board of Directors of the General Partner approved certain of the recommendations and ratified the determinations of the Executive Compensation and Option Committee of the Board of Directors and authorized the General Partner to:

(1)           maintain the annual compensation paid to non-employee members of the Board of Directors at $60,000;

(2)           maintain the annual compensation paid to the chairs of each of the committees of the Board of Directors at $15,000;

(3)           maintain the compensation paid to non-employee members of the Board of Directors for attendance at, or telephonic participation in, meetings of the Board of Directors or any committee thereof at $1,500 per meeting;

(4)           maintain the one-time grants to new non-employee directors of up to 1,000 restricted shares of the General Partner’s common stock and 5,000 options to purchase shares of the General Partner’s common stock upon such non-employee director’s initial election to the Board of Directors; and

(5)           grant to each non-employee member of the Board of Directors restricted common stock awards, no later than December 31, 2013, pursuant to the General Partner’s 2013 Incentive Stock Plan in an amount equal to 3,786 shares of the General Partner’s common stock. The restricted common stock granted to the non-employee members of the Board of Directors will vest on January 1, 2015.

A form of restricted share award agreement, effective December 10, 2013, entered into with each non-employee director is filed as exhibit 10.2 herewith.

Item 9.01              Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	Form of Restricted Share Award Agreement effective December 10, 2013 by and between Mack-Cali Realty Corporation and each of Mitchell E. Hersh, Barry Lefkowitz , Roger W. Thomas and Anthony Krug.

10.2

Form of Restricted Share Award Agreement effective December 10, 2013 by and between Mack-Cali Realty Corporation and each of William L. Mack, Alan S. Bernikow, Kenneth M. Duberstein, Nathan Gantcher, David S. Mack, Alan G. Philibosian, Dr. Irvin D. Reid, Vincent Tese and Roy J. Zuckerberg.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACK-CALI REALTY CORPORATION

Dated: December 13, 2013	By:	/s/ Mitchell E. Hersh
Mitchell E. Hersh
President and
Chief Executive Officer

MACK-CALI REALTY, L.P.

	By:	Mack-Cali Realty Corporation,
its general partner

Dated: December 13, 2013	By:	/s/ Mitchell E. Hersh
Mitchell E. Hersh
President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Restricted Share Award Agreement effective December 10, 2013 by and between Mack-Cali Realty Corporation and each of Mitchell E. Hersh, Barry Lefkowitz , Roger W. Thomas and Anthony Krug.

10.2

Form of Restricted Share Award Agreement effective December 10, 2013 by and between Mack-Cali Realty Corporation and each of William L. Mack, Alan S. Bernikow, Kenneth M. Duberstein, Nathan Gantcher, David S. Mack, Alan G. Philibosian, Dr. Irvin D. Reid, Vincent Tese and Roy J. Zuckerberg.